Exhibit 10.1
SECOND AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
APARTMENT TRUST OF AMERICA HOLDINGS, LP
(f/k/a Grubb & Ellis Apartment REIT Holdings, LP)
This Second Amendment to Agreement of Limited Partnership (the “Amendment”) of APARTMENT TRUST OF AMERICA HOLDINGS, LP (f/k/a GRUBB & ELLIS APARTMENT REIT HOLDINGS, LP and NNN APARTMENT REIT HOLDINGS, L.P.) (the “Partnership”) is entered into by APARTMENT TRUST OF AMERICA, INC. (f/k/a GRUBB & ELLIS APARTMENT REIT, INC. and NNN APARTMENT REIT, INC.), a Maryland corporation (the “Company” or the “General Partner”), as the general partner of the Partnership.
WHEREAS, the General Partner is a party to that certain Agreement of Limited Partnership dated December 27, 2005 and amended as of June 3, 2010 (the “Agreement”);
WHEREAS, pursuant to Section 2.02 of the Agreement, the General Partner, acting in its sole and absolute discretion without the consent of any Limited Partners, may change the name of the Partnership;
WHEREAS, on December 31, 2010, pursuant to the authority given in Section 2.02 of the Agreement, changed the Partnership’s name to Apartment Trust of America Holdings, LP;
WHEREAS, the General Partner desires to amend the Agreement as provided herein; and
WHEREAS, the Agreement, as amended by this Amendment, shall be binding upon all Persons now or at any time hereafter who are Partners;
NOW, THEREFORE, BE IT RESOLVED, that the General Partner hereby amends the Agreement as follows:
1. Name. Section 2.02 of the Agreement is hereby deleted and replaced in its entirety with the following:
“Section 2.02 Name. The name of the Partnership shall be Apartment Trust of America Holdings, LP. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner, in its sole and absolute discretion, may change the name of the Partnership at any time and from to time to time shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.”
2. Effect. Except as set forth above, the Agreement shall remain in full force and effect.

3. Defined Terms; References. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
4. Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions concerned herein shall not be affected thereby.
5. Entire Agreement. The Agreement, as amended by this Amendment, contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreement among them with respect thereto.
[Signature on the Following Page]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Second Amendment to Agreement of Limited Partnership, as of the 28th day of June, 2011.

GENERAL PARTNER: APARTMENT TRUST OF AMERICA, INC., a Maryland corporation
By:	/s/ Stanley J. Olander, Jr.
Name:	Stanley J. Olander, Jr.
Title:	Chief Executive Officer and Chairman of the Board of Directors